Exhibit 99.1

Set forth below are the “The Merger – Interests of ARCP’s Directors and Executive Officers in the Merger,” “The Merger – Interests of ARCT III’s Directors and Executive Officers in the Merger” and “The Merger – Potential Conflicts” sections of the Joint Proxy Statement/Prospectus, filed by American Realty Capital Properties, Inc. (“ARCP”) and American Realty Capital Trust III, Inc. (“ARCT III”) with the Securities and Exchange Commission (the “SEC”) on January 22, 2013 (the “Definitive Proxy Statement”), as amended and supplemented by the Form 8-K filed by ARCP and ARCT III with the SEC on February 21, 2013. Capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to such terms in the Definitive Proxy Statement. All section references are to the Definitive Proxy Statement.

Interests of ARCP’s Directors and Executive Officers in the Merger

In considering the recommendation of the ARCP Board to approve the merger and the other transactions contemplated by the merger agreement, ARCP stockholders should be aware that executive officers and directors of ARCP have certain interests in the merger that may be different from, or in addition to, the interests of ARCP stockholders generally. These interests may create potential conflicts of interest. The ARCP Board was aware of those interests and considered them, among other matters, in reaching its decision to approve the merger agreement and the transactions contemplated thereby. These interests include the following:

Asset Purchase and Sale Agreement

On December 14, 2012, ARCP, in its capacity as the general partner of the ARCP OP, entered into the Asset Purchase and Sale Agreement with the ARCT III Advisor, pursuant to which the ARCT III Advisor agreed to sell to the ARCP OP certain furniture, fixtures, equipment and other assets, which we refer to as the purchased assets, used by the ARCT III Advisor in connection with managing the property level business and operations and accounting functions of ARCT III and the ARCT III OP, and the ARCP OP agreed to purchase the purchased assets and reimburse the ARCT III Advisor for certain costs and expenses related thereto.

Pursuant to the Asset Purchase and Sale Agreement, the ARCP III Advisor will sell the purchased assets to the ARCP OP at the cost of such assets, for an aggregate purchase price of $5,800,000, which includes the reimbursement of certain costs and expenses incurred by the ARCT III Advisor. The ARCT III Advisor has agreed, subject to certain conditions, to indemnify the ARCP OP and its affiliates, together with their respective stockholders, members, partners, managers, officers, directors, employees, representatives, controlling persons, counsel, agents against certain liabilities in connection with the Asset Purchase and Sale Agreement.

Vesting of ARCP Restricted Stock

The consummation of the transactions contemplated under the merger agreement will result in a change in control as defined under ARCP’s Equity Plan and under ARCP’s Non-Executive Director Stock Plan, which we refer to together as the ARCP Stock Plans. As a result, restricted ARCP manager’s stock, which we refer to as ARCP Restricted Manager’s Stock, granted to the ARCP Manager and key personnel of an affiliate of the Manager, and shares of restricted ARCP common stock, which we refer to as ARCP Restricted Stock, granted to ARCP’s non-executive directors under the ARCP Stock Plans will become fully vested at the effective time of the merger. ARCP’s Manager’s Stock is convertible into shares of ARCP common stock.

As a result of the transactions contemplated under the merger agreement, 256,153 shares of Restricted Manager’s Stock held by the ARCP Manager and 11,400 shares of ARCP Restricted Stock held by ARCP’s non-executive directors would vest, which based on the closing price of ARCP common stock on January 18, 2013, would have an aggregate value of $3,694,907.

Interests of ARCT III’s Directors and Executive Officers in the Merger

In considering the recommendation of the ARCT III Board to approve the merger and the other transactions contemplated by the merger agreement, ARCT III stockholders should be aware that executive officers and directors of ARCT III have certain interests in the merger that may be different from, or in addition to, the interests of ARCT III stockholders generally. These interests may create potential conflicts of interest. The ARCT III Board was aware of those interests and considered them, among other matters, in reaching its decision to approve the merger agreement and the transactions contemplated thereby. These interests include the following:

Letter Agreement

On December 14, 2012, ARCT III entered into the letter agreement with RC Securities and ARC Advisory Services, pursuant to which ARCT III retained each of RC Securities and ARC Advisory Services to act as non-exclusive financial advisor and information agent, respectively, to ARCT III in connection with the merger and the related proxy solicitation seeking approval of the merger by ARCT III’s stockholders. The term of the letter agreement will automatically expire upon the earlier to occur of (i) December 14, 2013 and (ii) the consummation of the merger and the services described in the letter agreement; provided, however, that ARCT III only (and not RC Securities nor ARC Advisory Services) may terminate the letter agreement prior to the end of the term (except for certain surviving provisions), with or without cause, by giving RC Securities at least five days’ prior written notice thereof.

Pursuant to the letter agreement, ARCT III will pay to RC Securities and ARC Advisory Services an aggregate amount of $640,000 in consideration for the services provided under the letter agreement and such fee will be payable upon the consummation of the merger; provided that if the merger is not consummated, ARCT III will be responsible for the payment of such fee. Additionally, ARCT III will reimburse, irrespective of whether the merger is consummated, each of RC Securities and ARC Advisory Services for reasonable and actually incurred direct out-of-pocket expenses of RC Securities or ARC Advisory Services (including actually incurred reasonable legal fees in respect of any legal services incurred at the specific written request of ARCT III) and for reasonable and actually incurred direct out-of-pocket expenses of third-party vendors, to the extent such vendors have been approved in writing by ARCT III, incurred by RC Securities or ARC Advisory Services, as the case may be, in connection with the merger. RC Securities shall not mark-up any of such expenses and, to the extent any such expenses (i.e., travel and lodging) are incurred on behalf of ARCT III and some other party unrelated to ARCT III, RC Securities and ARC Advisory Services shall apportion such expenses in good faith, in a reasonable manner and advise ARCT III thereof. At its sole discretion, ARCT III may also directly pay any expenses of third party vendors. ARCT III has agreed, subject to certain conditions, to indemnify RC Securities and ARC Advisory Services, together with their respective officers, directors, shareholders, employees, agents, and other controlling persons, against certain liabilities in connection with the letter agreement. Each of RC Securities and ARC Advisory Services is directly or indirectly wholly-owned by ARC.

Legal Services Reimbursement Agreement

On December 14, 2012, ARCT III and the ARCT III OP entered into the Legal Services Reimbursement Agreement with ARC Advisory Services, pursuant to which ARCT III, on its own behalf and, as general partner of the ARCT III OP, on behalf of the ARCT III OP, reaffirmed the retention of ARC Advisory Services for the performance of legal support services in connection with the merger agreement rendered prior to the date of the Legal Services Reimbursement Agreement. The Legal Services Reimbursement Agreement does not govern any legal support services (i) rendered by ARC Advisory Services from and after December 14, 2012 in connection with the merger agreement and its related transactions or (ii) not rendered in connection with the merger agreement and its related transactions, which, in each case, will be governed by the Transition Services Agreement. The Legal Services Reimbursement Agreement will expire on the earlier of (a) the closing date of the merger and (b) December 14, 2013, and thereafter it may be renewed from year to year by written consent of the parties thereto. Additionally, the Legal Services Reimbursement Agreement is terminable by any party thereto (upon determination of the majority of the ARCT III independent directors) at any time upon 60 days’ prior written notice to the non-terminating parties.

Pursuant to the Legal Services Reimbursement Agreement, ARCT III and the ARCT III OP will pay to ARC Advisory Services an aggregate amount of $500,000 in consideration for the services provided under the Legal Services Reimbursement Agreement. Additionally, expenses of ARCT III and the ARCT III OP will be paid by the ARCT III OP and ARCT III and will not be borne by ARC Advisory Services unless any such expense constitutes or is part of a fee which ARC Advisory Services is otherwise receiving from ARCT III or the ARCT III OP. ARCT III and the ARCT III OP have agreed, subject to certain conditions, to indemnify ARC Advisory Services and its affiliates against certain liabilities in connection with the Legal Services Reimbursement Agreement and advance legal expenses and other costs incurred in connection therewith.

Transition Services Agreement

On December 14, 2012, ARCT III and the ARCT III OP entered into a certain Transition Services Agreement with ARC Advisory Services, pursuant to which ARC Advisory Services and ARCT III, on its own behalf and, as general partner of the ARCT III OP, on behalf of the ARCT III OP, memorialized ARC Advisory Services’ obligation to perform the following services, which it has historically performed for, and for which it has historically been compensated by, ARCT III and the ARCT III OP: legal support related to the merger and ongoing general legal support, accounting support, marketing support, acquisition support, investor relations support, public relations support, event coordination, human resources and administration, general human resources duties, payroll services, benefits services, insurance and risk management, information technology services, telecom and internet services and services relating to office supplies. The Transition Services Agreement does not govern any legal support services rendered in connection with the merger agreement and its related transactions prior to December 14, 2012, which will be governed by the Legal Services Reimbursement Agreement. The Transition Services Agreement will expire on the earlier of (i) the closing date of the merger and (ii) December 14, 2013, and thereafter it may be renewed from year to year by written consent of the parties thereto. Additionally, the Transition Services Agreement is terminable by any party thereto (upon determination of the majority of the independent directors of ARCT III) at any time upon 60 days’ prior written notice to the non-terminating parties; provided, however, that, prior to the closing date of the merger, ARCT III may elect to extend the term of the Transition Services Agreement on a monthly basis up to and including December 14, 2013.

Pursuant to the Transition Services Agreement, ARCT III and the ARCT III OP will pay to ARC Advisory Services an aggregate fee of $2,000,000 in connection with providing the services contemplated by the Transition Services Agreement. Additionally, expenses of ARCT III and the ARCT III OP will be paid by the ARCT III OP and ARCT III and will not be borne by ARC Advisory Services unless any such expense constitutes or is part of a fee which ARC Advisory Services is otherwise receiving from ARCT III or the ARCT III OP. ARCT III and the ARCT III OP have agreed, subject to certain conditions, to indemnify ARC Advisory Services and its affiliates against certain liabilities in connection with the Transition Services Agreement and advance legal expenses and other costs incurred in connection therewith.

RC Securities and ARC Advisory Services are each wholly owned by ARC. Payments under the letter agreement and the Letter Services Reimbursement Agreement represent gross income to the applicable affiliate of ARC, not net income distributable to the equity holders of such affiliate of ARC.

Conversion of Outstanding Shares Pursuant to the Merger

Shares of ARCT III common stock owned by executive officers and directors of ARCT III will be converted into the right to receive shares of ARCP common stock on the same terms and conditions as the other stockholders of ARCT III. As of January 18, 2013, the executive officers and directors of ARCT III beneficially owned, in the aggregate, 23,664 shares of ARCT III common stock (including shares held by ARC), excluding shares of ARCT III common stock issuable upon (i) exercise of stock options to acquire shares of ARCT III common stock, which we refer to as ARCT III stock options, granted under ARCT III’s 2011 Non-Employee Director Stock Option Plan, which we refer to as the ARCT III Stock Option Plan, and (ii) settlement of ARCT III restricted stock awards granted under ARCT III’s Employee and Director Incentive Restricted Share Plan, which we refer to as the ARCT III Restricted Stock Plan, and collectively with the ARCT III Stock Option Plan, the ARCT III Stock Plans. If all of the shares of ARCT III common stock beneficially owned by the executive officers and directors as of January 18, 2013 (other than shares of ARCT III common stock issuable with respect to ARCT III stock options, ARCT III restricted stock) were converted to shares of ARCP common stock in connection with the merger, then the executive officers and directors would receive an aggregate of 22,481 shares of ARCP common stock pursuant to the merger, which based on the closing price of ARCP common stock on January 18, 2013, would have an aggregate value of approximately $310,463.

Treatment of ARCT III Stock Options

Under the merger agreement, ARCT III and the ARCT III OP will take all actions required to cancel (effective prior to the effective time) each outstanding option to purchase ARCT III common stock, which we refer to as an ARCT III Stock Option, that is outstanding and unexercised at the effective time of the merger in accordance with ARCT III’s 2011 Non-Employee Director Stock Option Plan, which we refer to as the ARCT III Stock Option Plan, including by providing timely notice of cancellation to each holder of an ARCT III Stock Option. Any holder of an ARCT III Stock Option will, upon receipt of a cancellation notice, have the right to exercise his ARCT III Stock Option in accordance with the ARCT III Stock Option Plan, and if any such holder exercises his ARCT III Stock Option to acquire shares of ARCT III common stock, he will be entitled to receive the merger consideration payable with respect to the shares of ARCT III common stock. Any ARCT III Stock Option that is outstanding and is not exercised prior to the effective time will be forfeited.

As of January 18, 2013, there are no outstanding ARCT III Stock Options.

Treatment of ARCT III Restricted Stock

Under the merger agreement, immediately prior to the effective time of the merger, each then-outstanding share of ARCT III restricted stock will fully vest. All shares of ARCT III common stock then-outstanding as a result of the full vesting of shares of ARCT III restricted stock (and on the satisfaction of any applicable withholding taxes) will have the right to receive the merger consideration to be received by ARCT III stockholders with respect to ARCT III common stock in the merger.

As a result of the transactions contemplated under the merger agreement, 17,400 shares of ARCT III restricted stock held by ARCT III’s directors would vest and would be convertible into 16,530 shares of ARCP common stock pursuant to the merger, which based on the closing price of ARCP common stock on January 18, 2013, would have an aggregate value of approximately $228,279.

Section 16 Matters

Pursuant to the merger agreement, ARCT III, ARCP and Merger Sub have each agreed to take all steps as may be necessary or appropriate to cause to be exempt under Rule 16b-3 under the Exchange Act any dispositions of shares of ARCT III common stock (including derivative securities with respect to such shares) that are treated as dispositions under Rule 16b-3 and result from the transactions contemplated under the merger agreement by each officer or director of ARCT III who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to ARCT III.

Indemnification and Insurance

For a period of six years after the effective time of the merger, pursuant to the terms of the merger agreement and subject to certain limitations, the surviving entity will indemnify, defend and hold harmless among others, each officer and director of ARCT III, for actions at or prior to the effective time of the merger, including with respect to the transactions contemplated by the merger agreement. In addition, pursuant to the terms of the merger agreement and subject to certain limitations, prior to the effective time of the merger, ARCT III has agreed to (or, if ARCT III is unable to, ARCP has agreed to cause the surviving entity in the merger to) obtain and pay for a non-cancelable extension of the coverage afforded by ARCT III’s existing directors’ and officers’ liability insurance policies and ARCT III’s existing fiduciary liability insurance policies covering at least six years after the effective time of the merger with respect to any claim related to any period or time at or prior to the effective time of the merger, and if ARCT III or the surviving entity does not obtain a “tail” policy as of the effective time of the merger, the surviving entity will maintain in effect, for a period of at least six years after the effective time of the merger, ARCT III’s existing policies in effect on December 14, 2012 on terms and limits of liability that are no less favorable in the aggregate than the coverage provided on that date. These interests are described in detail below at “The Merger Agreement — Covenants and Agreements — Indemnification of Directors and Officers; Insurance.”

Interest of the ARCT III Advisor in the Merger

As described under “Questions and Answers — What fees will the ARCT III Advisor receive in connection with the merger?,” the ARCT III Advisor will not receive any fees in cash in connection with the merger but will be entitled to subordinated distributions of net sales proceeds from the ARCT III OP in an amount estimated to be equal to approximately $59.0 million, assuming an implied price of ARCT III common stock of $12.26 per share in the merger (which assumes that 70% of the merger consideration is ARCP common stock based on a per share price of $12.90, the closing price of ARCP common stock the last trading day before public announcement of the merger, and 30% of the merger consideration is cash). Such subordinated distributions of net sales proceeds is to be finalized based on the closing price of ARCP common stock on the day immediately prior to the closing of the merger, payable in ARCT III OP Units that will automatically convert into ARCP OP Units and will be payable upon the consummation of the partnership merger in accordance with the merger agreement. The parties have agreed that such ARCP OP Units will be subject to a minimum one-year holding period before being exchangeable into ARCP common stock. Pursuant to the ARCT III side letter, the ARCT III Advisor has agreed to waive any disposition fees otherwise payable to the ARCT III Advisor under the ARCT III Advisory Agreement. Such disposition fees could have been as much as $48.0 million (assuming the maximum fee of 2.0% of the sales price of the properties permitted under ARCT III’s charter and provided for in the ARCT III Advisory Agreement was payable).

Pursuant to the ARCT III OP Agreement, the ARCT III Advisor is entitled to a subordinated participation in the form of Class B Units in the ARCT III OP, which we refer to as ARCT III Class B Units, in connection with its asset management services. Subject to the approval of the ARCT III Board, within 30 days of the end of each calendar quarter, ARCT III pays an asset management subordinated participation by issuing to the ARCT III Advisor a number of ARCT III Class B Units equal to (i) the excess of (A) the product of the “cost of assets” as defined in the ARCT III OP Agreement multiplied by 0.1875% over (B) the amount of the “oversight fee” as defined in the ARCT III Property Management Agreement for such quarter, divided by (ii) the value of one share of ARCT III common stock. The ARCT III Advisor will continue to be entitled to such ARCT III Class B Units prior to the consummation of the merger.

As of January 18, 2013, the following fees and expense reimbursements are payable to ARC and its affiliates in connection with the merger:

Entity	Description	Amount

ARC Properties Operating Partnership, L.P.	Sale of certain furniture, fixtures, equipment and other assets and reimbursement of certain costs, pursuant to the Asset Purchase and Sale Agreement	$5,800,000

ARC Advisory Services, LLC	Provision of legal support services prior to the date of the merger agreement pursuant to the Legal Services Reimbursement Agreement	$500,000

Realty Capital Securities, LLC and ARC Advisory Services, LLC	Retention as non-exclusive financial advisor and information agent, respectively, to ARCP in connection with the merger pursuant to the Letter Agreement	$640,000

ARC Advisory Services, LLC	Provision of certain transition services in connection with the merger pursuant to the Transition Services Agreement	$2,000,000

In addition to the $48.0 million disposition fee waived by the ARCT III Manager, upon the closing of the merger, the ARCP Manager has agreed to eliminate acquisition and financing fees. Additionally, the ARCP Manager has agreed to modify its asset management fee with respect to the excess of the unadjusted book value of the aggregate assets held ARCT III over $3.0 billion from 0.50% per annum to 0.40% per annum.

The ARCT III Board was aware of the interests described in this section and considered them, among other matters, in approving the merger agreement and making its recommendation that ARCT III stockholders approve the merger and the other transactions contemplated by the merger agreement. See “The Merger — Recommendation of the ARCT III Board and Its Reasons for the Merger.”

Potential Conflicts

In addition to the conflicts discussed elsewhere in this joint proxy statement/prospectus, ARC and its affiliates, as the sponsor, directly or indirectly, of both ARCT III and ARCP, have certain conflicts in connection with the merger, Such conflicts include the following:

•	Pursuant to the ARCT III Side Letter, the ARCT III Advisory Agreement and the ARCT III Property Management Agreement will be extended for a 60 day period following the closing date of the merger. During such time, each of the ARCT III Advisor and the ARCT III Property Manager will continue to receive certain fees pursuant to such agreements. See “Side Letters.”

•	All of ARCT III’s officers are officers of ARCP. Nicholas S. Schorsch, the chief executive officer and chairman of ARCT III and ARCP and Edward M. Weil, Jr., a director and officer of ARCT III and ARCP, each abstained from the vote on the merger agreement, the merger and the other transactions contemplated by the merger agreement and the merger was unanimously approved by the ARCT III independent directors. The ARCP Board following the merger will consist of directors who serve on the board of directors of certain other REITs sponsored by ARC, including American Realty Capital — Retail Centers of America, Inc., American Realty Capital Healthcare Trust, Inc., American Realty Capital Daily Net Asset Value Trust, Inc., American Realty Capital Global Trust, Inc., American Realty Capital Healthcare Trust II, Inc., a development stage REIT, and American Realty Capital Trust IV, Inc.

•	ARC has also sponsored ARCT. ARCT operated as a non-traded REIT through February 29, 2012, and effective as of March 1, 2012, internalized the management services previously provided by its advisor and concurrently listed its common stock on The NASDAQ Global Select Market under the symbol “ARCT.” On September 6, 2012, ARCT entered into an Agreement and Plan of Merger with Realty Income Corporation, a Maryland corporation, and its subsidiary. Such merger has been approved by both companies’ boards of directors but is subject to stockholder approval. The merger with Realty Income Corporation is expected to close in the first quarter of 2013. Nicholas S. Schorsch is the executive chairman of the board of directors of ARCT. ARCT may compete with the combined company for investment, tenant and financing opportunities, both prior to and after the merger with Realty Income Corporation.

•	On December 11, 2012, the compensation committee of the ARCP Board, which we refer to as the ARCP compensation committee, approved the general terms of a form of Multi-Year Outperformance Plan Agreement, which we refer to as the OPP, to be entered into with the ARCP Manager. The ARCP compensation committee must approve the final terms of the OPP, including the commencement date of the performance period (which date we refer to as the commencement date), prior to ARCP’s entry into the OPP. Under the OPP, the ARCP Manager will be eligible to earn performance-based bonus awards up to a maximum award opportunity that is anticipated to be 5% of ARCP’s anticipated market capitalization on the commencement date, which amount will be approximately $87.5 million if the commencement date is the closing date of the merger.

•	Pursuant to the ARCP Side Letter, the ARCP Manager agreed to enter into an amended and restated Management Agreement with ARCP concurrently with the consummation of the merger, which would, among other things, remove the waiver of management fees by the ARCP Manager equal to the excess of distributions declared in respect of ARCP OP Units over ARCP’s AFFO.

•	After the merger, ARC and its affiliates will continue to manage American Realty Capital New York Recovery REIT, Inc., Phillips Edison — ARC Shopping Center REIT, Inc., American Realty Capital — Retail Centers of America, Inc., American Realty Capital Healthcare Trust, Inc., American Realty Capital Daily Net Asset Value Trust, Inc., American Realty Capital Global Trust, Inc., American Realty Capital Healthcare Trust II, Inc., a development stage REIT, and American Realty Capital Trust IV, Inc. Certain of these ARC-sponsored REITs have investment objectives substantially similar to those of the combined company and will receive fees for those services. Those entities may compete with the combined company for investment, tenant and financing opportunities.

•	Proskauer Rose LLP has acted as legal counsel to each of ARCT III and ARCP since inception and also represents the ARCT III Advisor and the ARCP Manager, as well as ARC and the ARC-sponsored REITs.

In addition to the conflicts discussed elsewhere in this joint proxy statement/prospectus, each of the independent directors of the ARCT III Board have served or is currently serving on the board of directors of certain other entities affiliated with ARC:

☐	Scott J. Bowman served as an independent director of American Realty Capital Daily Net Asset Value Trust, Inc. from August 2011 to May 2012 (while Messrs. Schorsch and Weil were also serving on such board). He has also been serving as an independent director on the board of directors of American Realty Capital New York Recovery REIT, Inc. since August 2011(with Mr. Schorsch also serving on such board) and American Realty Capital Global Trust, Inc. since May 2012.

☐	Edward G. Rendell served as an independent director on the boards of directors of American Realty Capital Healthcare Trust, Inc. from January 2011 to March 2012 (while Mr. Schorsch was also serving on such board) and American Realty Capital – Retail Centers of America, Inc. from February 2011 to March 2012. He has also been serving as an independent director on the boards of directors of American Realty Capital Daily Net Asset Value Trust, Inc. since March 2012 (with Mr. Schorsch also serving on such board), American Realty Capital Global Trust, Inc. since March 2012, Business Development Corporation of America, Inc. since January 2011, and American Realty Capital – Retail Centers of America, Inc. since October 2012 (with Mr. Schorsch serving as Chairman of such board as well as the Chief Executive Officer of such entity since its formation). In addition, Mr. Rendell served as an independent director on the board of directors of ARCP from July 2011 to October 2012 while Messrs. Schorsch and Weil were also serving as directors on such board.

☐	David Gong served as an independent director on the board of directors of American Realty Capital Daily Net Asset Value Trust, Inc. from March 2011 to August 2011 (while Mr. Schorsch was also serving on such board). He has also been serving as an independent director on the boards of directors of American Realty Capital Healthcare Trust II, Inc. since January 2013 and American Realty Capital – Retail Centers of America, Inc. since February 2011 (with Mr. Schorsch serving as Chairman of such board as well as the Chief Executive Officer of such entity since its formation). In addition, Mr. Gong served as an independent director on the board of directors of ARCP from July 2011 to October 2012 while Messrs. Schorsch and Weil were also serving as directors on such board.

In connection with the foregoing, it should be noted that Mr. Schorsch is the Chief Executive Officer and Chairman of the board of directors of ARCP, while Mr. Weil is a Director, Secretary, and Executive Vice-President of ARCP. Mr. Weil also has held or is currently holding various executive positions at American Realty Capital New York Recovery REIT, Inc., American Realty Capital – Retail Centers of America, Inc., American Realty Capital Healthcare Trust, Inc. and American Realty Capital Daily Net Asset Value Trust, Inc.